Exhibit 11 under Form N-1A
                                          Exhibit 8 under Item 601/Reg. S-K


                            ARTHUR ANDERSEN LLP





                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 33 to Form N-1A Registration Statement of Star Funds (Star Tax-Free Money Market Fund, Star Treasury Fund, Star Relative Value Fund, Star U.S. Government Income Fund, Star Capital Appreciation Fund, Star Growth Equity Fund, Star Strategic Income Fund and The Stellar
Fund) of our report dated January 10, 1997, on the financial statements of Star Funds, included in or made a part of this registration statement.



                          /s/ Arthur Andersen LLP
                            Arthur Andersen LLP


Pittsburgh, Pennsylvania,
March 25, 1997